                                   EXHIBIT 12

                              COMPUTATION OF RATIOS



COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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

                                                                                            10/28/95      4/1/95-
                                            3/31/00     3/31/99     3/31/98     3/31/97      3/31/96      10/27/95
                                            -------     -------     -------     -------      -------      --------
Income (loss) before income taxes           $ 16,822    $ 6,106     $10,324      $2,614        $  617      ($2,822)
ADD:
Portions of rents representative
  of interest factor                           1,666      1,428       1,736         440            54           73
Interest on indebtedness                      31,350     20,903      10,710       3,388         1,096        1,048
                                            --------    -------     -------      ------        ------     --------
                                              49,838    $28,437     $22,770      $6,442        $1,767      ($1,701)
                                            ========    =======     =======      ======        ======     ========

FIXED CHARGES
Portions of rents representative
  of interest factor                           1,666      1,428       1,736         440            54           73
Interest on indebtedness                      31,350     20,903      10,710       3,388         1,096        1,048
                                            --------    -------     -------      ------        ------     --------
                                              33,016    $22,331     $12,446      $3,828        $1,150     $  1,121
                                            ========    =======     =======      ======        ======     ========

Ratio of earnings to Fixed Charges               1.5        1.3         1.8         1.7           1.5
                                            ========    =======     =======      ======        ======

Deficiency of Earnings over fixed
   Charges                                                                                                 ($2,822)
                                                                                                           =======
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